Exhibit 99.1

FOR IMMEDIATE RELEASE

JIM MEENAN NAMED NON-EXECUTIVE CHAIRMAN OF ACCERIS COMMUNICATIONS

SOMERSET, NEW JERSEY, October 26, 2004 – The Board of Directors of Acceris Communications Inc. (OTCBB:ACRS) announced today that, effective immediately, Jim Meenan, currently the Board’s Vice Chairman, was appointed Acceris’ non-executive Chairman of the Board. Mr. Meenan replaced Allan Silber, who will continue to serve as Acceris’ Chief Executive Officer and a Board member.

Mr. Meenan brings over 35 years of telecommunications experience, having joined AT&T in 1966. From 1995 to 2001, Mr. Meenan served as President and CEO of AT&T Canada, where during his tenure he helped shape the Canadian telecommunications industry through devising strategic alliances, partnerships and mergers and acquisitions for AT&T Canada. Since retiring from AT&T Canada, Mr. Meenan has worked as an advisor to entrepreneurial companies and currently serves as director for several boards in both the United States and Canada.

“In light of emerging best practices, we concluded that moving to a non-executive chairman structure was the next step,” said Allan Silber. “Furthermore, Jim has extensive experience in the telecommunications industry. Given his expertise and ability, I can’t think of anyone more qualified to lead our Board and to guide our management team during this challenging time in the industry.”

“I am honored to succeed Allan, who has successfully led the Company and the Board through a number of acquisitions that have been instrumental to the growth of Acceris. The Board feels fortunate to have Allan carry on in his role as Chief Executive Officer and to provide Acceris with his leadership,” said Meenan. “My focus as Chairman will be to apply my industry experience and knowledge in ways that will continue to create value for our shareholders, employees and partners.” Mr. Meenan will continue to be located at the Company’s Somerset, New Jersey office.

Acceris Communications is a subsidiary of Counsel Corporation (OTCBB:CXSN/TSX:CXS).

About Acceris Communications

Acceris is a broad based communications company serving residential, small and medium-sized business and large enterprise customers in the United States. A facilities-based carrier, it provides a range of products including local dial tone and 1+ domestic and international long distance voice services, as well as fully managed and fully integrated data and enhanced services. Acceris offers its communications products and services both directly and through a network of independent agents, primarily via multi-level marketing and commercial agent programs. Acceris also offers a proven network convergence solution for voice and data in Voice over Internet Protocol (“VoIP”) communications technology and holds two foundational patents in the VoIP space. For further information, please visit Acceris’ website at www.acceris.com.

Forward-Looking Statements

This release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, as amended, that are based on management’s exercise of business judgment as well as assumptions made by and information currently available to management. When used in this document, the words “may”, “will”, “anticipate”, “believe”, “estimate”, “expect”, “intend” and words of similar import, are intended to identify any forward-looking statements. You should not place undue reliance on these forward-looking statements. These statements reflect our current view of future events and are subject to certain risks and uncertainties as noted in our securities and other regulatory filings. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, our actual results could differ materially from those anticipated in these forward-looking statements. We undertake no obligation and do not intend to update, revise or otherwise publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of any unanticipated events. Although we believe that our expectations are based on reasonable assumptions, we can give no assurance that our expectations will materialize. Many factors could cause actual results to differ materially from our forward-looking statements.

Contact:

Stephen Weintraub
SVP and Secretary
Stephen.weintraub@acceris.com
(416) 866-3058